EDISON INTERNATIONAL LOGO

FOR IMMEDIATE RELEASE

                                                                                      Media Contact: (626) 302-1033
                                                                                                     www.edison.com

                                           Edison International Reports
                              Financial Results for the Third Quarter of 2003 - Part I

        ROSEMEAD, Calif., November 5, 2003 -- Edison International (EIX) recorded third-quarter 2003 earnings per share of $1.67, compared to $1.08 per share in the same period last year.  The increase primarily reflects the resolution of certain regulatory proceedings at Southern California Edison (SCE) in the third quarter of 2003 and write-offs of capitalized costs at Edison Mission Energy (EME) in the same period last year.

        The 2003 third-quarter results also include a gain of 14 cents per share from discontinued operations due to the sale of SCE's fuel oil pipeline and storage business.  The 2002 third quarter results include earnings from discontinued operations of two cents per share at EME's Lakeland project.  Excluding earnings from discontinued operations, EIX's earnings from continuing operations were $1.53 per share in the third quarter of
2003 compared to $1.06 per share in 2002.

THIRD-QUARTER EARNINGS DETAIL

Earnings from Continuing Operations
-----------------------------------

        SCE's earnings from continuing operations were $329 million in the third quarter of 2003, compared with
$234 million in the third quarter of 2002.  This $95 million increase reflects the resolution of certain regulatory proceedings recorded in the third quarter of 2003.  The proceedings include the California Public
Utilities Commission's (CPUC) allocation of certain overhead costs between the CPUC and the Federal Energy
Regulatory Commission (FERC) jurisdictions, the final disposition of the Procurement Related Obligations Account
(PROACT) following the CPUC's review, and the Palo Verde nuclear incentive awards.  These favorable results were partially offset by performance-based ratemaking (PBR) rewards received in 2002, higher net interest expense and depreciation expense.

        EME's 2003 third quarter earnings from continuing operations of $200 million were higher than the 2002 third quarter earnings from continuing operations by $57 million primarily due to higher U.S. wholesale energy prices, the start of operations at Phase II of the Sunrise project in June 2003, increased earnings from Contact
Energy and the ISAB and Paiton projects, and the write-off of capitalized costs in 2002.  These favorable results were partially offset by lower capacity revenues from EME's Midwest Generation subsidiary due to

                                                     - more -

certain units being released from power purchase agreements in 2003 and lower state tax benefits than in 2002.
EME's earnings are seasonal with higher earnings expected during the summer months.

        Earnings in the third quarter of 2003 for Edison Capital were $14 million compared to $27 million in the same period last year.  The decrease is primarily due to lower state tax benefits.

        Mission Energy Holding Company's results were unchanged from its results in the same period last year.
"EIX parent and other" incurred a loss of $18 million in the third quarter of 2003 compared to a loss of $35 million in the third quarter of 2002.  The decrease in the loss reflects an insurance premium refund to EME from
EIX's insurance subsidiary in the third quarter of 2002 and an asset impairment charge at its Edison O&M Services unit in the third quarter of 2002.

Earnings from Discontinued Operations
-------------------------------------

        The third-quarter financial results include a $44 million, after-tax, gain on the sale of SCE's fuel oil pipeline and storage business in 2003 and earnings from discontinued operations of $6 million in 2002 from EME's
Lakeland project.

                                                                     Quarter Ended Sept. 30,
Earnings (Loss) Per Share (Unaudited)                               2003                2002             Change
-------------------------------------                               ----                ----             ------

Core Earnings (Loss):
  Southern California Edison                                       $1.01               $0.72              $0.29
  Edison Mission Energy                                             0.61                0.44               0.17
  Edison Capital                                                    0.04                0.08              (0.04)
  Mission Energy Holding Co.                                       (0.07)              (0.07)                --
  EIX parent company and other                                     (0.06)              (0.11)              0.05
----------------------------------------------------------------------------------------------------------------
EIX Core Earnings -
EIX Consol. Earnings from Continuing Operations                     1.53                1.06               0.47
================================================================================================================

Earnings from Discontinued Operations:
  SCE's Fuel Oil Pipeline and Storage Business                      0.14                  --               0.14
  EME's FFF & Lakeland Projects                                       --                0.02              (0.02)
----------------------------------------------------------------------------------------------------------------
EIX Consol. Earnings from Discontinued Operations                   0.14                0.02               0.12
================================================================================================================

Total EIX Consolidated Earnings                                    $1.67               $1.08              $0.59
================================================================================================================

                                                     - more -

                                                                     Quarter Ended Sept. 30,
Earnings (Loss) (in millions) (Unaudited)                           2003                2002             Change
-----------------------------------------                           ----                ----             ------
Core Earnings (Loss):
  Southern California Edison                                        $329                $234                $95
  Edison Mission Energy                                              200                 143                 57
  Edison Capital                                                      14                  27                (13)
  Mission Energy Holding Co.                                         (25)                (24)                (1)
  EIX parent company and other                                       (18)                (35)                 17
----------------------------------------------------------------------------------------------------------------
EIX Core Earnings -
EIX Consol. Earnings from Continuing Operations                      500                 345                155
================================================================================================================

Earnings from Discontinued Operations:
  SCE's Fuel Oil Pipeline and Storage Business                        44                  --                 44
  EME's FFF & Lakeland Projects                                       --                   6                 (6)
  Edison Enterprises Companies                                        --                   1                 (1)
----------------------------------------------------------------------------------------------------------------
EIX Consol. Earnings from Discontinued Operations                     44                   7                 37
================================================================================================================

Total EIX Consolidated Earnings                                     $544                $352               $192
================================================================================================================

YEAR-TO-DATE EARNINGS SUMMARY

        EIX recorded earnings per share of $1.92 for the nine-month period ending September 30, 2003, compared to
$3.38 for the same period last year on a reported basis.  Excluding SCE's gain of $480 million for implementation of the CPUC's utility-retained generation (URG) decision in 2002, earnings from continuing operations were $585 million for the nine months ended September 30, 2003, compared to $599 million for the same period last year.
This decrease in core earnings was primarily the result of an EME 2003 asset impairment charge of 46 cents per share, partially offset by SCE's resolution of certain regulatory proceedings in 2003 and EME's write-offs of capitalized costs in 2002.

        2003 earnings from discontinued operations include SCE's gain on sale and operating results from its fuel oil pipeline and storage business, and adjustments from the sale of EME's Fiddler's Ferry and Ferrybridge (FFF)
and Lakeland projects.  2002 earnings from discontinued operations are primarily related to operating results from EME's Lakeland project.  EME's 2003 loss from the change in accounting principle of $9 million resulted from implementation of a new accounting standard for asset retirement obligations.

YEAR-TO-DATE EARNINGS DETAIL

Earnings (Loss) from Continuing Operations
------------------------------------------

        Excluding the $480 million gain in 2002 to implement the URG decision, SCE's earnings from continuing operations for the nine months ended September 30, 2003 increased by $55 million compared to the same period last year.  This increase in core earnings primarily reflects the resolution of certain regulatory proceedings at SCE recorded in the third quarter of 2003.  These proceedings include the CPUC's allocation of certain overhead costs,

                                                     - more -

the final disposition of the PROACT account following the CPUC's review, and Palo Verde nuclear incentive awards.  These favorable results were partially offset by regulatory items recorded in 2002 including the CPUC decisions regarding SCE's PBR and URG-related issues.  Earnings were also affected by higher operations and maintenance expenses and depreciation expenses, partially offset by higher revenue.

      EME's earnings from continuing operations for the nine-month period ending September 30, 2003, decreased by
$67 million compared to the same period last year primarily due to the asset impairment charge of $150 million, after-tax, for Midwest Generation's peaking facilities last quarter, partially offset by the start of operations at Phase II of the Sunrise project in June 2003 and the write-off of capitalized costs in 2002.  EME's 2003 results were favorably impacted by higher U.S. wholesale energy prices and increased earnings from Contact Energy
and the Paiton project.   These favorable items were partially offset by a reduction in revenue from the Illinois power plants, which reflects the release of certain power and capacity in 2003 from power purchase agreements, lower ancillary revenues and mark-to-market losses on forward contracts at the First Hydro project, and lower state tax benefits.

        Edison Capital's earnings for the nine months ended September 30, 2003 were $41 million, down $17 million from the same period last year.  This decrease is primarily due to lower state tax benefits and a maturing lease portfolio which produces lower income, partially offset by lower interest expense.

        Earnings for the nine months ended September 30, 2003 for Mission Energy Holding Company were substantially unchanged from the results in the same period last year.  "EIX parent and other" incurred a loss of
$61 million for the nine-month period ending September 30, 2003, compared to a loss of $79 million in the same period last year.  The decrease in the loss reflects an insurance premium refund to EME from EIX's insurance subsidiary and an asset impairment charge at Edison O&M Services in the third quarter of 2002.

Earnings from Discontinued Operations
-------------------------------------

        The increase in earnings from discontinued operations primarily reflects the 2003 gain on sale and operating results from SCE's fuel oil pipeline and storage business, partially offset by a loss from discontinued
operations at EME from adjustments related to the sale of the FFF and Lakeland projects in 2003 and operating income from Lakeland in 2002.

Change in Accounting Principle
------------------------------

        EME's results for the nine-month period ending September 30, 2003 include a three-cent, or $9 million, charge for the cumulative effect of a change in accounting principle for asset retirement obligations adopted in
2003.  Because SCE follows accounting principles for rate-regulated enterprises, implementation of the asset retirement standard did not affect its earnings.

                                                     - more -

                                                                  Year-To-Date Ended Sept. 30,
Earnings (Loss) Per Share (Unaudited)                              2003                  2002            Change
-------------------------------------                              ----                  ----            ------
Core Earnings (Loss):
  Southern California Edison                                        $2.00               $1.83             $0.17
  Edison Mission Energy                                              0.08                0.29             (0.21)
  Edison Capital                                                     0.13                0.18             (0.05)
  Mission Energy Holding Co.                                       (0.22)              (0.22)                --
  EIX parent company and other                                     (0.19)              (0.24)              0.05
----------------------------------------------------------------------------------------------------------------
Edison International Core Earnings                                   1.80                1.84             (0.04)
----------------------------------------------------------------------------------------------------------------

  SCE implementation of URG decision                                   --                1.47             (1.47)
----------------------------------------------------------------------------------------------------------------
EIX Consol. Earnings from Continuing Operations                      1.80                3.31             (1.51)
================================================================================================================

Earnings from Discontinued Operations:
  SCE's Fuel Oil Pipeline and Storage Business                       0.15                  --              0.15
  EME's FFF & Lakeland Projects                                        --                0.07            (0.07)
----------------------------------------------------------------------------------------------------------------
EIX Consol. Earnings from Discontinued Operations                    0.15                0.07              0.08
================================================================================================================

EME Change in Accounting Principle                                 (0.03)                  --             (0.03)
================================================================================================================

Total EIX Consolidated Earnings                                     $1.92               $3.38            $(1.46)
================================================================================================================

                                                                   Year-To-Date Ended Sept. 30,
Earnings (Loss) (in millions) (Unaudited)                           2003                 2002            Change
-----------------------------------------                           ----                 ----            ------
Core Earnings (Loss):
  Southern California Edison                                         $650                $595               $55
  Edison Mission Energy                                                28                  95               (67)
  Edison Capital                                                       41                  58               (17)
  Mission Energy Holding Co.                                         (73)                (70)                (3)
  EIX parent company and other                                       (61)                (79)                18
----------------------------------------------------------------------------------------------------------------
Edison International Core Earnings                                    585                 599               (14)
----------------------------------------------------------------------------------------------------------------

  SCE implementation of URG decision                                   --                 480              (480)
----------------------------------------------------------------------------------------------------------------
EIX Consol. Earnings from Continuing Operations                       585               1,079              (494)
================================================================================================================

Earnings (Loss) from Discontinued Operations:
  SCE's Fuel Oil Pipeline and Storage Business                         50                  --                50
  EME's FFF & Lakeland Projects                                       (2)                  21              (23)
  Edison Enterprises Companies                                         --                   1                (1)
----------------------------------------------------------------------------------------------------------------
EIX Consol. Earnings from Discontinued Operations                      48                  22                26
================================================================================================================

EME Change in Accounting Principle                                    (9)                  --                (9)
================================================================================================================

Total EIX Consolidated Earnings                                      $624              $1,101             $(477)
================================================================================================================

                                                     - more -

                                    Reminder: EIX to Hold Conference Call Today

        Today, EIX will hold a conference call to discuss its third quarter 2003 financial results at 8:30 a.m.
PST.  Although two-way participation in the telephone call is limited to financial analysts and investors, all other interested parties are invited to participate in a "listen-only mode" through a simultaneous webcast on the company's Web site at www.edisoninvestor.com.  Financial and other statistical information to be presented during the call also will be available on the Web site.  The domestic call-in number is (800) 356-8584 and the Call ID#
is 9500.

                                                        ###

        Based in Rosemead, Calif., Edison International is the parent company of Southern California Edison,
Edison Mission Energy and Edison Capital.
P